UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

File No. 000-21057

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DYNAMEX INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0712225
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1870 Crown Drive	75234
Dallas, Texas	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value

Item 1.                                                           Description of Registrant’s Securities to be Registered.

On March 14, 2005, the registrant’s common stock will commence trading on the Nasdaq National Market and will no longer be listed for trading on the American Stock Exchange.  This Amendment to Form 8-A reports that the registrant’s common stock, previously registered under Section 12(b) of the Exchange Act, will hereinafter be registered under Section 12(g) of the Exchange Act

The information contained in the registrant’s Registration Statement on Form S-1 No. 333-05293 under the caption “Description of Capital Stock” is incorporated herein by reference.

Item 2.                    Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.

Dated: March 8, 2005	By:	/s/ Ray E. Schmitz
Ray E. Schmitz
Vice President and
Chief Financial Officer